UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 16, 2017

ARCHROCK, INC.
__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive,
Houston, Texas		77060
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(281) 836-8000

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Adoption of Incentive Program for 2017

On February 16, 2017, the compensation committee of our board of directors (the “Committee”) adopted a short-term incentive program (the “2017 Incentive Program”) to provide the short-term cash incentive compensation element of our total direct compensation program for this year. The Committee set the cash incentive target under the 2017 Incentive Program for each of our named executive officers set forth below (the “Named Executive Officers”), as a specified percentage of his respective base salary:

Executive Officer	Title	2017 Cash Incentive Target (% of base salary)(1)
D. Bradley Childers	President and Chief Executive Officer	110
David S. Miller	Senior Vice President and Chief Financial Officer	70
Robert E. Rice	Senior Vice President and Chief Operating Officer	70
Jason G. Ingersoll	Vice President, Sales and Marketing	65
Donald C. Wayne	Senior Vice President, General Counsel and Secretary	65

(1)
As previously disclosed, in light of challenging market conditions in 2016 and efforts to reduce costs, effective in August 2016, each of our Named Executive Officers agreed to a reduction in his base salary by 10%. For purposes of calculating a potential cash incentive payout under the 2017 Incentive Program, base salary for each Named Executive Officer will be his base salary in effect immediately prior to the August 2016 reduction.

Each Named Executive Officer’s potential cash incentive payout ranges from 0% to 200% of his respective target, as may be adjusted by the Committee in its discretion. In addition, the Committee has the discretion to increase each individual’s actual bonus payment above 200% of his respective target.

Actual payouts under the 2017 Incentive Program will be based on the Committee’s assessment of our performance for 2017 relative to one or more of the following performance indicators, as well as such other factors or criteria that the Committee in its discretion deems appropriate:

•	Consolidated operating cash flow;

•	Safety, to be assessed by specific corporate and group metrics, including the incident rate for recordable injuries;

•	Service quality, to be assessed by various group metrics, including equipment service availability; and

•	Operational performance, to be assessed by various group metrics.

The Committee intends to award performance-based short-term incentive compensation under the 2017 Incentive Program based on its assessment of: (i) for all Named Executive Officers, consolidated operating cash flow, (ii) for each Named Executive Officer other than Messrs. Childers and Miller, each officer’s operating unit performance relative to the performance indicators, (iii) each Named Executive Officer’s individual contribution toward our company and/or operating unit performance, including his demonstrated leadership and implementation of our business strategy, (iv) the recommendations of our Chief Executive Officer (other than with respect to himself), and (v) any other factors or criteria that the Committee may choose to consider, in its discretion. The Committee has reserved the right to modify the target levels of one or more of the performance indicators, in its discretion based on internal and external developments during the course of 2017.

Adoption of Performance Unit Award Notice

On February 16, 2017, the Committee adopted a new form of Award Notice and Agreement for Performance Units (the “Performance Unit Award Notice”), which sets forth the terms for grants to officers and employees of performance units with tandem dividend equivalents under the Archrock, Inc. 2013 Stock Incentive Plan (as amended, the “Plan”). Among other things, the Performance Unit Award Notice provides for (i) notice of the number of units that will be earned and paid if the performance objectives are met at the target level, the performance period, the performance objectives and the vesting schedule of the award, (ii) immediate vesting of the unvested portion of the award in the event of the grantee’s termination of employment as a result of death or disability based upon the performance objectives achieved through the date of such termination (or, if such achievement has not yet been determined, at target), (iii) forfeiture of the unvested award in the event of the grantee’s termination of employment other than for death or disability, unless the Committee directs otherwise, (iv) immediate vesting of the unvested portion of the award in the event of the grantee’s termination of employment without cause, by the grantee for good reason or due to the grantee’s death or disability, in any case, within 18 months following a change of control and (v) determination by the Committee of the level of performance achieved during the performance period (or, if shorter, through the date of the change in control) based on the performance objectives. If a change in control occurs prior to the end of the performance period, the Committee has the authority to determine the level of achievement of the performance objectives through the date of such change in control (or, if no determination reasonably can be made, achievement will be deemed to occur at target level).

Following the performance period (or, if earlier, on the date of a change in control), the Committee will certify the level of performance achieved and the number of performance units that become earned (which will equal the target performance units multiplied by the applicable achievement level (or, in the event of the grantee’s death or disability or a corporate change in connection with which the Committee cannot reasonably determine the level of achievement, the target achievement level)). The Performance Unit Award Notice also provides for (i) payment of the earned performance units that vest in either shares of common stock or in cash in an amount equal to the fair market value of an equivalent number of shares of our common stock on the vest date (as set forth in the applicable Performance Unit Award Notice), and (ii) non-transferability of the award other than in accordance with the terms of the Plan. Awards granted under the Performance Unit Award Notice either will have a one-year performance period and will time-vest ratably over a 42- month period or will have a three-year performance period and will cliff-vest on the 42-month anniversary of the grant date, in either case, subject to continued service through the applicable vesting date. Grantees are also entitled to receive payments in cash equal to each dividend we make in respect of the shares of common stock underlying the performance units, payable as and when such dividends are paid generally to our stockholders, except that no such payments will be made prior to the date on which a performance unit satisfies the applicable performance objectives and becomes an earned unit.

The foregoing summary is qualified in its entirety by reference to the Performance Unit Award Notice, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 5.02 by reference.

Adoption of Director Restricted Stock Award Notice

On February 16, 2017, the Committee adopted a form of Award Notice and Agreement for Restricted Stock for Non-Employee Directors (the “Restricted Stock Award Notice”), which sets forth the terms for grants to non-employee directors of restricted shares of our common stock under the Plan. Among other things, the Restricted Stock Award Notice provides for (i) notice of the amount and vesting schedule of the award, (ii) immediate vesting of the unvested portion of the award in the event of the grantee’s termination of employment as a result of death or disability, (iii) forfeiture of the unvested portion of the award in the event of the grantee’s termination of employment other than as a result of death or disability, unless the Committee directs otherwise, and (iv) non-transferability of the award other than in accordance with the terms of the Plan. Awards granted under the Restricted Stock Award Notice vest with respect to one-fourth of the shares subject thereto per quarter over a one-year period, subject to continued service through each vesting date.

The foregoing summary is qualified in its entirety by reference to the Director Restricted Stock Award Notice, a copy of which is filed as Exhibit 10.2 to this Form 8-K and is incorporated in this Item 5.02 by reference.

 Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.    Description

10.1	Form of Archrock, Inc. Award Notice and Agreement for Performance Units

10.2	Form of Archrock, Inc. Award Notice and Agreement for Restricted Stock for Non-Employee Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHROCK, INC.

February 23, 2017	By:	/s/ David S. Miller
David S. Miller
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Archrock, Inc. Award Notice and Agreement for Performance Units
10.2	Form of Archrock, Inc. Award Notice and Agreement for Restricted Stock for Non-Employee Directors

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